Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-8 of our report dated March 2, 2026, relating to the consolidated financial statements of Decent Holding Inc. and its subsidiaries for the year ended October 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ YCM CPA INC.

PCAOB ID 6781

Irvine, California

November 6, 2026